                                                                    EXHIBIT 21.2


                        WFS FINANCIAL 1999-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000


COLLECTIONS
                                                                                                             DOLLARS
Payments received                                                                                                 54,521,726.66
                        Plus:
                              Servicer Advances                                                   608,129.20
                              Reimbursement of holds                                              161,084.13
                                                                                             ----------------
                                                                                                                     769,213.33

                        Less:
                              Reimbursement Advances
                              Funds deposited in Holds Account                                   (183,672.96)
                                                                                                 (446,203.25)
                                                                                             ----------------
                                                                                                                    (629,876.21)
                                                                                                                 ---------------

Total Funds Available for Distribution                                                                            54,661,063.78
                                                                                                                 ===============


DISTRIBUTIONS

               Servicing Fee                                                                    1,521,093.00
               Trustee and Other Fees                                                             173,151.33
               Other Miscellaneous Payments                                                       176,380.00
                                                                                             ----------------
                                                                                                                   1,870,624.33
               Note Interest Distributable Amount - Class A-1               4,429,840.73
               Note Interest Distributable Amount - Class A-2               3,188,231.42
               Note Interest Distributable Amount - Class A-3               1,583,537.62
               Note Interest Distributable Amount - Class A-4                       0.00

                                                                           --------------
                   Total Note Interest Distributable Amount                 9,201,609.77

               Certificate Interest Distributable Amount                    1,166,754.17
                                                                           --------------

Total Interest Distribution                                                                    10,368,363.94



               Note Principal Distributable Amount - Class A-1             37,708,061.58
               Note Principal Distributable Amount - Class A-2 thru A-4             0.00

               Certificate Principal Distributable Amount                           0.00
                                                                           --------------

Total Principal Distribution                                                                   37,708,061.58
                                                                                             ----------------

Total Principal and Interest Distribution                                                                         48,076,425.52

               Spread Account Deposit                                                                              4,714,013.93


Total Distributions                                                                                               54,661,063.78
                                                                                                                 ===============

                        WFS FINANCIAL 1999-C OWNER TRUST
                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000


PORTFOLIO DATA:
                                                             # of loans
      Beginning Security Balance                                    36,096                                 500,000,000.00

          Less:               Scheduled Principal Balance                0          (18,669,617.41)
                              Full Prepayments                      (1,444)         (17,014,433.21)
                              Partial Prepayments                        0                    0.00
                              Liquidations                            (151)          (2,024,010.96)
                                                                                   ----------------
                                                                                                           (37,708,061.58)
                                                                                                           ---------------
      Ending Security Balance                                       34,501                                 462,291,938.42

OTHER RELATED INFORMATION:

Spread Account:

               Beginning Balance                                                     20,000,000.00
                     Deposits                                                         4,714,013.93
                     Reductions                                                               0.00
                                                                                   ----------------
               Ending Balance                                                                               24,714,013.93

               Beginning  Initial Deposit Repayment                                  20,000,000.00
                     Repayments                                                               0.00
                                                                                   ----------------
               Ending Initial Deposit Repayment                                                             20,000,000.00

Modified Accounts:
               Principal Balance                                                             0.00%                   0.00
               Scheduled Balance                                                             0.00%                   0.00

Servicer Advances
               Beginning Unreimbursed Advances:                                               0.00
               New Advances                                                             608,129.20
               Advances Reimbursed                                                     (183,672.96)
                                                                                   ----------------
               Ending Unreimbursed Advances:                                                                   424,456.24

Holding Account:
               Beginning Balance                                                              0.00
               Funds Deposited                                                          446,203.25
               Withdrawal to Collection Account                                        (161,084.13)
                                                                                   ----------------
               Ending Balance                                                                                  285,119.12

Net Charge-Off Data:                                         # of loans
               Charge-Offs                                              83              623,295.43
               Recoveries                                              (36)            (100,611.96)
                                                                                   ----------------
               Net Charge-Offs                                          47                                     522,683.47

Delinquencies (P&I):                                         # of loans
      30-59 Days                                                       561            6,840,112.50
      60-89 Days                                                       144            1,756,950.72
      90-119 Days                                                       40              508,249.25
      120 days and over                                                  0                    0.00




Repossessions                                                           30              238,084.05

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
  or 9.01 of the Sale and Servicing Agreement)                           0                                           0.00

Charge-Off Percentage                                                                                               1.31%
Delinquency Percentage                                                                                              0.28%

WAC                                                                                                              14.7979%
WAM                                                                                                                58.892

                        WFS FINANCIAL 1999-C OWNER TRUST

                           Distribution Date Statement
               for Master Service Report Date of December 31, 1999
                    for Distribution Date of January 20, 2000

===================================================================================================================================
                                Beginning                      Prior       Current                    Remaining       Total
               Original        Outstanding                     Principal    Principal                 Outstanding    Principal
               Principal        Principal        Principal     Carryover    Carryover    Principal      Principal   and Interest
Classes        Balance           Balance       Distributable   Shortfall    Shortfall  Distribution      Balance    Distribution
===================================================================================================================================
   A-1       224,100,000.00    224,100,000.00   37,708,061.58      0.00       0.00    37,708,061.58  186,391,938.42  42,137,902.31

   A-2       149,425,000.00    149,425,000.00            0.00      0.00       0.00             0.00  149,425,000.00   3,188,231.42

   A-3        73,975,000.00     73,975,000.00            0.00      0.00       0.00             0.00   73,975,000.00   1,583,537.62

Certificate   52,500,000.00     52,500,000.00            0.00      0.00       0.00             0.00   52,500,000.00   1,166,754.17












===================================================================================================================================

    TOTAL    500,000,000.00    500,000,000.00   37,708,061.58      0.00       0.00    37,708,061.58  462,291,938.42  48,076,425.52

===================================================================================================================================

===================================================================================================================================
                                              Prior      Current
                                             Interest   Interest                                  Deficiency           Policy
  Note         Interest     Calculated       Carryover  Carryover     Interest                       Claim               Claim
 Classes        Rate         Interest        Shortfall  Shortfall    Distribution                    Amount              Amount
===================================================================================================================================


    A-1         6.411%      4,429,840.73      0.00       0.00       4,429,840.73                       0.00               0.00
    A-2         6.920%      3,188,231.42      0.00       0.00       3,188,231.42                       0.00               0.00
    A-3         7.070%      1,583,537.62      0.00       0.00       1,583,537.62                       0.00               0.00
Certificate     7.340%      1,166,754.17      0.00       0.00       1,166,754.17                       0.00               0.00

                                                                                                       0.00               0.00



                                                                                          =========================================

                                                                                                        0.00               0.00

                                                                                          =========================================

                                                                                          =========================================

                                                                                             Note Percentage         100.000000%

==============================================================================               Certificate Percentage    0.000000%

   TOTAL                   10,368,363.94      0.00       0.00      10,368,363.94

===================================================================================================================================